Exhibit 10.1

COMMERCIAL LEASE

1353 Dayton Street, Salinas, California

This Commercial Lease (the “Lease”) is made and entered into on May 23, 2005 (the “Execution Date”), by and between A-1 Moving & Storage, a California General Partnership (“Landlord”), and Excelligence Learning Corporation, a Delaware corporation (“Tenant”).

Landlord is the fee owner of that certain real property commonly known as 1353 Dayton Street, Salinas, California, Assessor Parcel Number 177-141-063 which includes a 39,600 square foot building and parking areas (the “Property”). Tenant desires to lease from Landlord that certain portion of the Property consisting of warehouse space of approximately 20,000 square feet and an upstairs office space of 3500 square feet as shown on the attached Exhibit A (the “Leased Premises”), together with access to parking and to the area servicing the building as further described in Section 3.05 and Section 3.06 of this Lease. Landlord, for and in consideration of the rent to be paid by Tenant and of the covenants and provisions to be kept and performed by Tenant under this Lease, hereby leases to Tenant effective the Commencement Date (defined below), and Tenant agrees to lease from Landlord, the Leased Premises.

ARTICLE 1 - TERM OF LEASE

Section 1.01. Term.

This Lease shall be for a term of five (5) years (the “Lease Term”), commencing at 12:01 A.M. on the Commencement Date (defined as June 1, 2005) unless terminated earlier pursuant to the provisions of this Lease. Provided that Tenant is not in default, Tenant shall have the right to extend the Lease Term for one additional period of five (5) years (the “Option Period”), which shall commence on June 1, 2010 (the “Option Commencement Date”). Tenant shall notify Landlord in writing not less than six (6) months prior to the Option Commencement Date of its decision to extend the Lease Term through the Option Period. Within sixty (60) days prior to the Option Commencement Date, the parties shall mutually agree upon the Base Rent for the Option Period, which shall reflect the prevailing fair market value for the Leased Premises during the Option Period (the “Option Period Base Rent”). In the event that the parties are unable to agree on the Option Period Base Rent, the parties shall engage a third party arbitrator experienced in the leasing sector of the real estate industry (the “Arbitrator”) to determine the Option Period Base Rent, which shall not be higher than the amount Landlord proposes, nor lower than the amount Tenant proposes. The costs and expenses of the Arbitrator shall be borne equally between Landlord and Tenant. In addition to paying the Option Period Base Rent, Tenant shall pay Additional Rent (as hereinafter defined) for the Leased Premises in accordance with the provisions set forth below in Section 2.05.

Section 1.02. Holding Over.

In the event Tenant holds over and continues in possession of the Leased Premises after expiration of the Lease Term, Tenant’s continued occupancy of the Leased Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this Lease.

ARTICLE 2 - RENT

Section 2.01. Monthly Base Rent.

Beginning on the Commencement Date in Section 1.01, the monthly Base Rent for the Lease shall be due and payable in the following amounts:

Rental Period	Monthly Base Rent
June 1, 2005 to September 30, 2005	$13,225 per month
October 1, 2005 to June 30, 2007	$14,450 per month
July 1, 2007 to May 31, 2010	$14,625 per month
Option Period	As determined in accordance with Section 1.01

The monthly Base Rent shall be due on the Commencement Date and on the first of each month thereafter during the Lease Term. If the term of the Lease begins on a day other than the first day of the month, the Base Rent due at the Commencement Date shall be prorated to the end of the month and the rent paid upon execution of the Lease shall be applied to the first full calendar month of the Lease.

Section 2.02. Prepaid Rent and Security Deposit.

No prepaid rent has been paid by Tenant. On execution of this Lease, Tenant shall deposit with Landlord $13,225 as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant’s default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord’s obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord’s general funds or can commingle the security deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

Section 2.03. Late Charge.

Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent due from Tenant on the 1st of the month is not received by Landlord on or before the 10th day of the month, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. By initialing in the place provided below, the parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Landlord: /s/ MS	Tenant: /s/ JM

Section 2.05. Additional Rent.

All amounts payable by Tenant under this Lease other than the Base Rent under Section 2.01 shall be deemed “Additional Rent” and the term Rent under this Lease shall mean the Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid with the Base Rent on a monthly basis throughout the Lease Term:

(a)	The Tenant’s proportionate share of all Real Property Taxes for which Tenant is liable under Section 2.06 of the Lease;

(b)	The Tenant’s proportionate share of all utility costs (if utilities are not separately metered and billed directly to Tenant) for which Tenant is liable under Section 2.07;

(c)	The Tenant’s proportionate share of all insurance premiums for which Tenant is liable under Section 5.05;

(d)	The Tenant’s proportionate share of all Outside Area Maintenance (“OAM”) costs for which Tenant is liable under Section 6.03; and

(e)	The Tenant’s proportionate share of the cost and expense of repairs to the “building systems” of the Building made by the Landlord under Section 4.02(b).

For purposes of this Lease, Tenant’s proportionate share of the items described above is 59.34% of the total of such items for the Property.

Collectively, the Real Property Taxes, Utility Costs, Insurance Costs, and OAM Expenses (if not paid by Tenant directly) shall be the “Total Operating Costs”. Landlord may adjust its estimates of Total Operating costs no more than two times per fiscal year based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within 120 days after the start of each fiscal year during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year. Within 30 days after Tenant’s receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant’s share of such costs and expenses for such period. Unless the Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

Section 2.06. Real Property Taxes.

Tenant shall pay its proportionate share (as defined in Section 2.05) of all Real Property Taxes on the Property attributable to the Lease Term. Tenant shall make such payments in accordance with Section 2.05. If Landlord shall receive a refund of any real property taxes with respect to which Tenant shall have paid to, or on behalf of, Landlord, Landlord shall pay to Tenant the amount of such refund after deducting therefrom the costs and expenses incurred in connection therewith. “Real Property Tax” shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, impositions, excises, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any Tenants or occupants thereof.

Section 2.07. Utilities.

To the extent separately metered, Tenant shall pay promptly, directly to the appropriate provider, the cost of all natural gas, heating, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Leased Premises allocable to Lease Term and any additional period the Tenant occupies the Leased Premises, together with any related installation or connection charges or deposits. With respect to any utilities that are separately metered, Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any Rent abatement arising out of any curtailment or interruption whatsoever in utility services. In addition, Tenant shall pay its proportionate share of (as defined in Section 2.05) of any utilities described in this Section 2.07 attributable to the Property which are not separately metered or separately billed.

Section 2.08. Personal Property Taxes.

Tenant shall pay before they become delinquent all taxes, assessments, and other charges levied or imposed by any governmental entity on Tenant’s possession of the premises, the furniture, trade fixtures, appliances, and other personal property placed by Tenant in, on, or about the Leased Premises including, without limiting the generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, and communication equipment brought within the Leased Premises by Tenant.

ARTICLE 3 - USE OF LEASED PREMISES

Section 3.01. Permitted Use.

During the Term of this Lease, the Leased Premises shall be used for the exclusive purpose of manufacturing, warehousing, distribution, and ancillary office uses in the operating and conducting of Tenant’s business in the manner presently conducted, for uses normally incident to that purpose, and for no other purpose. Tenant shall not use or permit the Leased Premises to be used for any other purpose without the prior written consent of Landlord.

Section 3.02. Insurance Hazards.

Tenant shall not commit or permit the commission of any acts within the Leased Premises nor use or permit the use of the Leased Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Leased Premises or the improvements on the Leased Premises. Tenant shall, at its own cost and expense, comply with any and all requirements of Landlord’s insurance carriers necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Leased Premises and the improvements within the Leased Premises.

Section 3.03. Waste or Nuisance.

Tenant shall not commit or permit the commission by others of any waste within the Leased Premises. Tenant shall not maintain or commit any nuisance as defined in Civil Code Section 3479 within the Leased Premises. Tenant shall not use or permit the use of the Leased Premises for any unlawful purpose.

Section 3.04. Compliance With Laws.

Tenant shall at Tenant’s own cost and expense comply in all material respects with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, relating to Tenant’s specific use and occupancy of the Leased Premises, including without limitation those statutes, ordinances, regulations, and requirements now in force and those subsequently enacted or effective.

Section 3.05. Parking Space.

Landlord will designate parking spaces marked “Reserve” for use by Tenant among the existing parking spaces for the building, and shall allocate the number of spaces to Tenant in the same proportion as the square footage of the Leased Premises bears to the square footage of the entire building, but in no event fewer than twenty (20) contiguous parking spaces.

Section 3.06. Access to Dayton Street.

Landlord will provide Tenant with unobstructed access for trucks and employees to enter the Leased

Premises from Dayton Street and along the narrow side of the building, including adequate space for such trucks to properly access the delivery area and the roll-up doors at the Leased Premises, and to turn to properly enter and exit for deliveries. Tenant (and its employees and invitees) shall use reasonable care and obey all applicable ordinances or laws regarding parking and entering or exiting public property near or adjacent to the Leased Premises.

Section 3.07. Hazardous Materials.

As used in this Lease, the term “Hazardous Material” shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substance”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable Federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property in any reportable amount, and all Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property shall be in compliance with all applicable laws, rules, and regulations.

If the transportation, storage, use or disposal of Hazardous Materials within the Leased Premises by Tenant results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant shall not be responsible for any Hazardous Materials generated, produced, brought upon, used, stored, treated or disposed of in or about the Property in any reportable amount prior to the Commencement Date. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Leased Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Leased Premises relating to any violation by Tenant of an environmental law during the term of this Lease. If a lien is filed against the Leased Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Leased Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Leased Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Leased Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Leased Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Leased Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Leased Premises or the Property in violation of Tenant’s obligations under this Lease or under any laws regulating

Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Leased Premises or Property relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set. forth in this Section 3.07. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Leased Premises by a qualified environmental consultant. If such audit finds that there has been an occurrence of any event or existence of any condition that would constitute a breach by Tenant of any of the covenants set forth in this Section 3.07, then Tenant shall pay the costs of such audit and shall, at its sole cost and expense, take all reasonable actions recommended in such audit to remediate any environmental conditions. The provisions of this Section 3.07 shall survive the expiration or earlier termination of this Lease.

Section 3.08. Signs and Auctions.

Tenant shall not place any signs on the Property without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. Except in the ordinary course of business, Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Landlord may place customary “For Sale” or “For Lease” signs on the Leased Premises.

Section 3.09. Landlord’s Access.

Landlord or its agents may enter the Leased Premises at all reasonable times to show the Leased Premises to potential buyers, investors or, within the last six (6) months of the Lease Term, tenants; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant.

Section 3.10. Installation and Removal of Trade Fixtures.

Tenant shall have the right at any time and from time to time during the Term of this Lease, at Tenant’s sole cost and expense, to install and affix in, to, or on the Leased Premises any items, herein called “trade fixtures,” for use in Tenant’s trade or business that Tenant may, in Tenant’s sole discretion, deem advisable. Any and all trade fixtures that can be removed without structural damage to the Leased Premises or any building or improvements on the Leased Premises shall, subject to Section 3.11 of this Lease, remain the property of the Tenant and may be removed by Tenant at any time before the expiration or earlier termination of this Lease, provided Tenant repairs any damage caused by the removal.

Section 3.11. Unremoved Trade Fixtures.

Any trade fixtures that are not removed from the Leased Premises by Tenant within 30 days after the expiration or earlier termination of this Lease regardless of cause shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

ARTICLE 4 - MAINTENANCE, REPAIRS, AND ALTERATIONS

Section 4.01. Condition of Property.

(a) Landlord’s Work. Landlord covenants and agrees to repair or replace (as needed) the roof over the entire building on the Leased Premises (the “Building”) by no later December 1, 2005, as required to ensure the roof is in good condition and repair, and otherwise in compliance with applicable laws, at all times during the Lease Term. In addition, Landlord agrees to install lockable doors providing entry into the office area of the Building within thirty (30) days of the Execution Date (the repair or replacement of the roof and the installation of lockable doors are collectively referred to herein as, the “Landlord’s Work”). Landlord agrees to cause all of Landlord’s Work to be performed in a good and workmanlike manner.

(b) As-Is Condition. Except for the Landlord’s Work discussed above in Section 4.01(a), Tenant accepts the Leased Premises in their “As-Is” condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Leased Premises or the suitability of the Leased Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord with respect thereto.

Section 4.02. Maintenance by Landlord.

In addition to the Landlord’s Work above in Section 4.01(a),

(a) Landlord shall, at its own cost and expense, maintain in good condition and repair the structural elements of the Building. For purposes of this section, “structural elements” shall mean the exterior roof, structural supports, and foundation of the Building, exterior walls, exterior windows, exterior ceilings, exterior lights, glazing and slab floors; and

(b) Landlord shall maintain in good condition and repair the building systems of the Building. For purposes of this section, “building systems” shall mean electrical, plumbing, fire protection, heating, ventilation and air conditioning systems. Tenant shall pay Landlord its proportionate share (as defined in Section 2.05) for the cost and expense of such repairs and maintenance to the “building systems” of the Building. Tenant shall make such payments in accordance with Section 2.05.

Landlord shall not be liable for any damages to Tenant or the property of Tenant resulting from Landlord’s failure to make any repairs required by this Section unless written notice of the need for those repairs has been given to Landlord by Tenant and Landlord has failed for a period of 30 days after receipt of the notice, unless prevented by causes not the fault of the Landlord, to make the needed repairs. Notwithstanding anything in this Section to the contrary, Tenant shall promptly reimburse Landlord for the full cost of any repairs made pursuant to this Section required because of the negligence or other fault, other than normal and proper use, of Tenant or its employees or agents or subtenants, if any. Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times (and at any time during an emergency) for the purpose of inspecting them or to make any repairs required to be made by Landlord under this Lease.

Section 4.03. Maintenance by Tenant.

Except as otherwise expressly provided in Section 4.02 of this Lease, Tenant shall at its own cost and expense keep and maintain all portions of the Leased Premises in good order and repair and in as safe and clean a condition as they were when received by Tenant from Landlord, reasonable wear and tear excepted. Tenant’s obligation to repair shall specifically include necessary repairs to the interior walls, floor coverings, drop ceilings, painting and maintenance of interior walls, the interior and exterior portions of all doors for the Leased Premises. If any portion of the Leased Premises or any system or equipment in the Leased Premises which Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Leased Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life extends beyond the Lease Term, the cost of such replacement shall be prorated between the Landlord and Tenant based on the remaining portion of the Lease Term.

Section 4.04. Improvements to Leased Premises.

Tenant shall not make any improvements to the Leased Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall be under no obligation to construct or pay for any alterations or improvements, and any Tenant improvements or alteration approved by Landlord in writing shall be at Tenant’s sole expense.

Section 4.05. Liens.

Tenant shall keep the Leased Premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Leased Premises at the instance or request of Tenant. In the event that Landlord approves any material Tenant alterations requested by Tenant, then, at least 10 days before any work commences or any materials are delivered for any approved alterations, additions, improvements, or repairs Tenant is making to the Leased Premises, Tenant shall give written notice to Landlord when the work is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Leased Premises any notices that are required to protect Landlord and Landlord’s interest in the Leased Premises from any liens for work and labor performed or materials furnished in making the alterations, additions, improvements, or repairs; provided, however, that it shall be the duty of Tenant, and nothing contained in this section shall excuse performance of that duty, to keep the Leased Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Leased Premises at the instance or request of Tenant.

Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Leased Premises by Tenant or any other person shall on expiration or earlier termination of this Lease, become the property of Landlord and remain on the Leased Premises. Landlord shall have the option, however, on expiration or termination of this Lease, of requiring Tenant, at Tenant’s sole cost and expense, to remove any or all such alterations, additions, improvements, or fixtures from the Leased Premises.

Section 4.06. Inspection By Landlord.

Tenant shall permit Landlord and Landlord’s agents, representatives, or employees to enter the Leased Premises at all reasonable times upon reasonable notice for the purpose of inspecting the Leased Premises to determine whether Tenant is complying with the terms of this Lease, for the purpose of doing other lawful acts that may be necessary to protect Landlord’s interest in the Leased Premises, and for the purpose of performing Landlord’s duties under this Lease.

Section 4.07. Surrender of Leased Premises.

On expiration or earlier termination of this Lease, Tenant shall promptly surrender and deliver the Leased Premises to Landlord in as good condition as they are now at the Commencement Date, excluding reasonable wear and tear, and repairs required to be made by Landlord under this Lease.

ARTICLE 5 - INSURANCE AND INDEMNITY PROVISIONS

Section 5.01. Liability Insurance.

During the Lease Term and for any additional period in which the Tenant shall remain in the Leased Premises (the “Occupancy Period”), the Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Leased Premises. Such insurance shall name Landlord as an additional insured. The amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence. The liability insurance obtained by Tenant under this Section 5.01 shall (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 5.08. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Leased Premises and the Property. The policy obtained by Landlord shall not be contributory, shall not provide primary insurance, and shall be excess over any insurance maintained by Tenant.

Section 5.02. Worker’s Compensation Insurance.

During the Occupancy Period, Tenant shall maintain in effect Worker’s Compensation Insurance (including Employees’ Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Leased Premises, in order to provide the statutory benefits required by the laws of the state in which the Leased Premises are located.

Section 5.03. Automobile Liability Insurance.

During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Leased Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.

Section 5.04. Personal Property Insurance.

During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Leased Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage”, as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Leased Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements.

Section 5.05. Landlord’s Property and Rental Income Insurance.

During the Lease Term, Landlord shall maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes, operating expenses, and insurance premiums. Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any increase in the cost of Landlord’s insurance due to Tenant’s use or activities at the Leased Premises shall be paid by Tenant to Landlord as Additional Rent hereunder.

Section 5.06. Payment of Insurance Premiums.

Landlord shall pay the premiums of the insurance policies maintained by Landlord under 5.01 (if applicable) and Section 5.05 , and, Tenant shall reimburse Landlord for its proportionate share of such premiums in accordance with Section 2.05. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 5.01, 5.02, 5.03 and 5.04.

Section 5.07. General Insurance Provisions.

(a) Written Cancellation Notice. Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(b) Certificate of Insurance. Prior to the earlier of Tenant’s entry into the Leased Premises or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 5.01, 5.02, 5.03 and 5.04 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period, when that failure continues for 10 (ten) days after written notice of Tenant’s failure is given by Landlord by Tenant, or if any such policy shall be canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance. Landlord acknowledges that as of the date of this Lease, it has (i) reviewed and approved the certificate delivered by Tenant, and agrees that it complies with the requirements contained in this Article V, or (ii) waived the requirement for Tenant to deliver a certificate in compliance with the requirements set forth in this Lease.

(c) Insurance Company Rating. Tenant shall maintain all insurance required under this Lease with companies having a “General Policy Rating” of A- as set forth in the most current issue of the Best Key Rating Guide. Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

Section 5.08. Indemnity.

To the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a “Landlord Party”), and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively the “Indemnitees”) for damage to any property or injury to or death of any person in, upon or about the Leased Premises or the Property arising at any time and from any cause, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney’s fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Leased Premises by Tenant or persons claiming under Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant or its employees, in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease. The provisions of this Section 5.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

ARTICLE 6 - OUTSIDE AREAS

Section 6.01. Outside Areas.

As used in this Lease, “Outside Areas” shall mean all areas within the Property which are outside the building envelope, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. So long as any changes do not materially impact Tenant’s access to the Leased Premises or availability of parking spaces to Tenant on the Leased Premises, Landlord, from time to time, may change the size, location, nature, and use of any of the Outside Areas, convert Outside Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Outside areas, and increase or decrease Outside Area land or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if Landlord provides written notification to Tenant of such activities and changes at least thirty (30) days prior to the activities and changes, and the activities and changes do not materially affect Tenant’s use of the Leased Premises.

Section 6.02. Use of Outside Areas.

Tenant shall have the nonexclusive right to use the Outside Areas for the purposes intended, subject to such reasonable rules and regulations (“Rules and Regulations”) as Landlord may establish or modify from time to time and as initially set forth in Exhibit B; provided, however, that Landlord shall not modify the Rules and Regulations in any material respect after the date of this Lease without Tenant’s consent. Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Outside Areas with Tenant’s express or implied permission to abide by Landlord’s Rules and Regulations. At any time, Landlord may close any Outside Areas to perform any acts in the Outside Areas as, in Landlord’s reasonable judgment, are desirable to maintain or improve the Property as long as such closure or performance of any acts does not materially affect Tenant’s use of the Property. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Outside Areas.

Section 6.03. Outside Area Maintenance.

Tenant shall maintain the Outside Areas in good order, condition and repair. Outside Area maintenance expenses (“OAM Expenses”) are all costs and expenses associated with the operation and maintenance of the Outside Areas excluding the structural elements that Landlord is required to maintain under Section 4.02(a). Tenant shall pay its proportionate share of OAM Expenses in accordance with Section 2.05.

ARTICLE 7 - DESTRUCTION OF LEASED PREMISES

Section 7.01. Damage to Leased Premises.

(a) Continuation of Lease. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Leased Premises. If the Leased Premises shall be only partially damaged (i.e., the restoration shall be estimated by Landlord to require less than six (6) months from the date of such damage) and if the proceeds received by Landlord from the insurance policies described in Section 5.05 shall be sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but shall not be required) to repair any damage to Tenant’s fixtures, equipment, or improvements at Tenant’s expense.

(b) Election of Landlord Whether to Continue Lease. If the insurance proceeds received by Landlord shall not be sufficient to pay the entire cost of repair, or if the damage shall not be covered by the insurance policies which Landlord shall maintain under Section 5.05, Landlord may elect either to (i)

repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the “deductible amount” under Landlord’s insurance allocable to the damage to the Leased Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

(c) Damage During Last 6 Months of Lease. If the damage to the Leased Premises shall occur during the last six (6) months of the Lease Term and such damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02. Temporary Reduction of Rent.

If the Property shall be destroyed or damaged and Landlord shall repair or restore the Property pursuant to the provisions of this Article 7, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Leased Premises shall be impaired. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

Section 7.03. Waiver.

Tenant waives the protection of California Civil Code Sections 1932 and 1933(4) and any other statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article 7 shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

ARTICLE 8 - CONDEMNATION

Section 8.01. Condemnation.

If more than twenty percent (20%) of the floor area of the Leased Premises or more than twenty-five percent (25%) of the parking on the Property shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Leased Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Leased Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

ARTICLE 9 - ASSIGNMENT

Section 9.01. Restriction Against Subletting or Assignment.

Other then assigning this Lease to Tenant’s subsidiaries, Tenant shall not encumber, assign, sublet, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Leased Premises or any of the improvements that may now or hereafter be constructed or installed on the Leased Premises without first obtaining the express written consent of Landlord. Tenant shall not sublet the

Leased Premises or any part of the Leased Premises or allow any other person, other than Tenant’s agents, servants, and employees, to occupy the Leased Premises or any part of the Leased Premises without the prior written consent of Landlord. A consent by Landlord to one assignment, one subletting, or one occupation of the Leased Premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of the Leased Premises by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease. The consent of Landlord to any assignment of Tenant’s interest in this Lease or the subletting by Tenant of the Leased Premises or parts of the Leased Premises shall not be unreasonably withheld.

Section 9.02. Landlord’s Consent.

If Tenant shall assign or sublease all or any portion of the Leased Premises after obtaining the Landlord’s consent as provided in Section 9.01, the following shall apply:

(a) Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord’s share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean (a) all Rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the Rent and other sums payable under this Lease (in the case of a sublease of less than all of the Leased Premises, allocated to the subleased premises) and all reasonable costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker’s commissions, costs associated with marketing the Leased Premises for such assignment or sublease and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord’s Share to Landlord.

(b) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Leased Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord’s request, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and accurate. Tenant shall promptly reimburse Landlord for all legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease.

ARTICLE 10 - DEFAULT AND TERMINATION

Section 10.01. Tenant’s Default.

The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant under this Lease, when that failure continues for 10 days after written notice of Tenant’s failure is given by Landlord to Tenant.

(b) The abandonment or vacation of the Leased Premises by Tenant (the absence of Tenant from or the failure by Tenant to conduct business on the Leased Premises for a period in excess of 14 consecutive days shall constitute an abandonment or vacation for purposes of this Lease).

(c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, when that failure continues for 30 days after written notice of Tenant’s failure is given by Landlord to Tenant; provided, however, that if the nature of that default is such that it cannot reasonably be cured within 30-day period, Tenant shall not be deemed to be in default if Tenant commences that cure within the 30-day period and thereafter diligently prosecutes it to completion.

(d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, it is dismissed within 60 days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, when possession is not restored to Tenant within 30 days; or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, when that seizure is not discharged within 30 days.

The notices provided for in subsections (a) through (c) of this Section 10.01 are not intended to replace, but rather are in addition to, any required statutory notices for unlawful detainer proceedings under Code of Civil Procedure Section 1161 et seq.

Section 10.02. Termination of Lease and Recovery of Damages.

In the event of any default by Tenant under this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving written notice of the termination. No act of Landlord shall be construed as terminating this Lease except written notice given by Landlord to Tenant advising Tenant that Landlord elects to terminate the Lease. In the event Landlord elects to terminate this Lease, Landlord may recover from Tenant:

(a) Any unpaid rent that had been earned at the time of termination of the Lease;

(b) The amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

(c) The amount by which the unpaid rent for the balance of the Term of this Lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

(d) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease.

Section 10.03. Landlord’s Right to Continue Lease in Effect After Breach.

If Tenant breaches this Lease and abandons the Leased Premises before the expiration of the Term, Landlord may continue this Lease in effect by not terminating Tenant’s right to possession of the Leased Premises, in which event Landlord shall be entitled to enforce all its rights and remedies under this Lease, including the right to recover the rent specified in this Lease as it becomes due under this Lease. For as long as Landlord does not terminate this Lease, Tenant shall have the right to assign or sublease the Leased Premises with the Landlord’s prior written consent. Landlord shall not unreasonably withhold consent. No act of Landlord, including but not limited to Landlord’s entry on the Leased Premises, efforts to relet the Leased Premises, or maintenance of the Leased Premises, shall be construed as an election to terminate this Lease unless a written notice of that intention is given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction.

Section 10.04. Landlord’s Right to Relet.

In the event Tenant breaches this Lease, Landlord may enter on and relet the Leased Premises or any part of the Leased Premises to a third party or third parties for any term, at any rental, and on any other terms and conditions that Landlord in its sole discretion may deem advisable, and shall have the right to make alterations and repairs to the Leased Premises. Tenant shall be liable for all of Landlord’s costs in reletting, including but not limited to remodeling costs required for the reletting. In the event Landlord relets the Leased Premises, Tenant shall pay all rent due under and at the times specified in this Lease, less any amount or amounts actually received by Landlord from the reletting.

Section 10.05. Landlord’s Right to Cure Tenant Defaults.

If, after receipt of the required notice as provided for in Section 10.01, Tenant breaches or fails to perform any of the covenants or provisions of this Lease, Landlord may, but shall not be required to, cure Tenant’s breach. Any sum expended by Landlord, with the then maximum legal rate of interest, shall be reimbursed by Tenant to Landlord with the next due rent payment under this Lease.

Section 10.06. Cumulative Remedies.

The remedies granted to Landlord in this Article shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or provided in this Lease.

Section 10.07. Waiver of Breach.

The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Tenant either of the same or another provision of this Lease.

Section 10.08. Landlord’s Default.

In the event Landlord fails to observe or perform any provision of this Lease, including but not limited to providing Tenant with unobstructed access to the Leased Premises as set forth in Section 3.06, Tenant shall be entitled to pursue all remedies available to Tenant under applicable law including, without limitation, the right to an abatement of rent from the period commencing with the date in which Tenant notifies Landlord of any default to the date in which Landlord reasonably cures such default.

ARTICLE 11 - SUBORDINATION, ATTORNMENT, AND ESTOPPEL CERTIFICATES

Section 11.01. Subordination.

At Landlord’s election, this Lease shall be automatically subordinated to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof; whenever made or recorded, provided that Tenant obtain a non-disturbance and attornment agreement on reasonable market terms and provisions reasonably acceptable to the lender and Tenant. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease, If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment.

If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Leased Premises upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents.

Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

Section 11.04. Estoppel Certificates.

(a) Tenant Estoppel. Within ten (10) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one months Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

(b) Landlord Estoppel. Within ten (10) days after Tenant’s request, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Tenant is not in default under this Lease (or if Tenant is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Landlord or this Lease as Tenant may reasonably request or which any prospective purchaser or encumbrancer of Tenant may require. Tenant may deliver any such statement by Landlord to any prospective purchaser or encumbrancer of Tenant, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Landlord shall not deliver such statement to Tenant within such ten (10) day period Tenant, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Tenant; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Tenant; (iii) that not more than one months Base Rent or other charges have been paid in advance; and (iv) that Tenant is not in default under this Lease. In such event, Landlord shall be estopped from denying the truth of such facts.

ARTICLE 12 - MISCELLANEOUS

Section 12.01. Force Majeure—Unavoidable Delays.

If the performance of any act required by this Lease to be performed by either Landlord or Tenant is prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability that is not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay, and performance of the act during the period of delay will be excused. However, nothing contained in this section shall excuse the prompt payment of rent by Tenant as required by this Lease or the performance of any act rendered difficult solely because of the financial condition of the party required to perform the act.

Section 12.02. Attorneys’ Fees.

If any litigation is commenced between the parties to this Lease concerning the Leased Premises, this Lease, or the rights and duties of either in relation to the Leased Premises or to this Lease, the party prevailing in that litigation shall be entitled to, in addition to any other relief that may be granted in the litigation, a reasonable sum as and for its attorneys’ fees in that litigation that are determined by the court in that litigation or in a separate action brought for that purpose.

Section 12.03. Notices.

Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party to this Lease shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom they are directed, or in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Tenant and Landlord as follows:

To Landlord:	Mark Scarr A-1 Moving & Storage 1359-B Dayton Street Salinas, CA 93901	With a copy to:	William H. Stoffers 1418 South Main Street, Suite 202 Salinas, CA 93908

To Tenant:	Vice President — Operations Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940	With a copy to:	General Counsel Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940

All notices or billings which are mailed will be deemed received three business days after deposit in the United States mail. Either party, Tenant or Landlord, may change its address for the purpose of this section by giving written notice of that change to the other party in the manner provided in this section.

Section 12.04. Binding on Heirs and Successors.

This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant, but nothing in this section shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant.

Section 12.05. Partial Invalidity.

If any provision of this Lease is held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this Lease shall remain in full force and effect unimpaired by the holding.

Section 12.06. Sole and Only Agreement.

Except for that certain Agreement Subject to Conditions Precedent, dated as of April [11], 2005 between Landlord and Tenant (the “Side Agreement”), this instrument constitutes the sole and only full, final, and complete agreement between Landlord and Tenant respecting the Leased Premises, the leasing of the Leased Premises to Tenant, or the Lease term created under this Lease, and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Leased Premises or their leasing by Landlord to Tenant not expressly set forth in the Side Agreement or this Lease are null and void. All prior negotiations between the parties are subsumed into the Side Agreement or this Lease to the extent they have been agreed to, and if not agreed to by the parties such negotiations are not set forth in the terms and conditions of the Side Agreement or this Lease. This Lease may not be extended, amended, modified, altered, or changed, except in a writing signed by Landlord and Tenant.

Section 12.07. Time of Essence.

Time is expressly declared to be of the essence in this Lease.

Section 12.08. Brokerage Commission.

The parties acknowledge and agree that no broker is involved in this Lease. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

[signature page follows]

This Lease is executed on May 23, 2005, at Salinas, California.

Landlord:

A-1 Moving & Storage, a California General Partnership

By:	/s/ Mark Scarr
Mark Scarr, General Partner

Tenant:

Excelligence Learning Corporation, a Delaware corporation

By:	/s/ Judith McGuinn
Judith McGuinn
Executive Vice President and Chief Operating Officer